UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934

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FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-36366	46-1119100
(Commission File Number)	(IRS Employer Identification No.)

104 S. Walnut Street, Unit 1A

Itasca, IL 60143

(Address of principal executive offices and zip code)

(847) 773-1665

(Registrant’s telephone number including area code)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF FG FINANCIAL GROUP, INC. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

FG FINANCIAL GROUP, INC.

104 S. Walnut Street, Unit 1A

Itasca, IL 60143

INFORMATION STATEMENT

April 20, 2023

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

This notice and the accompanying information statement (the “Information Statement”) are being distributed to the holders of record (the “Stockholders”) of the common stock, par value, $0.001 per share (“Common Stock”), of FG Financial Group, Inc., a Nevada corporation (the “Company”), as of the close of business on April 3, 2023 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this notice and the accompanying Information Statement is to notify the stockholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holder of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”). The Written Consent approved (i) the amendment of the Company’s 2021 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of Common Stock issuable pursuant to the Incentive Plan to 2,000,000 shares (the “Plan Amendment”), a copy of which Plan Amendment is attached to this Information Statement as Annex A and (ii) the adoption of the Company’s 2023 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this Information Statement as Annex B.

The Written Consent is the only stockholder approval required to effect the approval of the Plan Amendment and adoption and approval of the ESPP under the Nevada Revised Statutes, our articles of incorporation or our bylaws. No consent or proxies are being requested from our stockholders, and our Board is not soliciting your consent or proxy in connection with the corporate actions (the “Corporate Actions”) described in this Information Statement. The Corporate Actions, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Exchange Act. This Information Statement is first mailed to you on or about April 21, 2023.

Please feel free to call us at (847) 773-1665 should you have any questions on the enclosed Information Statement.

FG Financial Group, Inc.

/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President, Chief Executive Officer and Director

FG FINANCIAL GROUP, INC.

104 S. Walnut Street, Unit 1A

Itasca, IL 60143

Telephone (847) 773-1665

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This notice and the accompanying information statement (the “Information Statement”) are being distributed to the holders of record (the “Stockholders” ) of the Common Stock of FG Financial Group, Inc., a Nevada corporation (the “Company”), as of the close of business on April 3, 2023 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this notice and the accompanying Information Statement is to notify the Stockholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holder of a majority of the voting power of our outstanding Common Stock as of March 24, 2023 (the “Written Consent”). The Written Consent approved (i) the amendment of the Company’s 2021 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of Common Stock issuable pursuant to the Incentive Plan to 2,000,000 shares (the “Plan Amendment”), a copy of which Plan Amendment if attached to this Information Statement as Annex A and (ii) the adoption of the Company’s 2023 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this Information Statement as Annex B .

The Written Consent is the only stockholder approval required to effect the approval of the Plan Amendment and adoption and approval of the ESPP under the Nevada Revised Statutes, our articles of Incorporation (the “Articles of Incorporation), or our bylaws (the “Bylaws”). No consent or proxies are being requested from our Stockholders, and our Board is not soliciting your consent or proxy in connection with the approval of the Plan Amendment and the adoption and approval of the ESPP. No action will be taken with respect to the Plan Amendment or the ESPP until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Stockholders.

The Board of Directors has fixed April 3, 2023 as the record date (the “Record Date”) for determining those of our Stockholders entitled to receive this Information Statement.

Section 78.320(2) of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

In accordance with the foregoing, this Information Statement is first being mailed on or about April 21, 2023, to our Stockholders and is being delivered to inform you of the corporate action described herein in accordance with Rule 14c-2 of the Exchange Act. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by this majority written consent in lieu of a stockholder meeting does not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

STOCKHOLDER APPROVAL

This Information Statement contains a brief summary of the material provisions of the Incentive Plan, the Plan Amendment and the ESPP approved by the Board of the Company and the holder of a majority of our outstanding Common Stock as of the Record Date (the “Majority Stockholder”).

APPROVAL OF THE PLAN AMENDMENT

Plan Amendment

On March 24, 2023, our Board and Majority Stockholder approved by written consent, an amendment to the Incentive Plan to increase the number of shares of Common Stock available for awards under the Incentive Plan (“Awards”) from 1,500,000 to 2,000,000 shares (the “Plan Amendment”). A copy of the Plan Amendment is attached to this Information Statement as Annex A and is incorporated herein by reference. Because our common stock is listed on the Nasdaq Global Market, we are subject to Nasdaq Rule 5635(c) which requires shareholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended regardless of whether or not such authorization is required by law or by the issuer’s charter.

Background and Reasons for the Plan Amendment

Our Board believes that it is in the best interests of the Company and its stockholders to have an equity compensation plan so that the Company can provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. We believe the Incentive Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. The Incentive Plan was initially adopted by our Board on October 1, 2021 and approved by our stockholders at our 2021 annual meeting held on December 15, 2021. A copy of the Incentive Plan was filed as Annex B to the Company’s Schedule 14A Definitive Proxy Statement filed with the SEC on October 25, 2021. As of April 20, 2023, approximately 448,446 shares of Common Stock remained available for grant under the Incentive Plan. The Board believes that the availability of additional shares of Common Stock for Awards granted under the Incentive Plan is needed to enable the Company to meet its anticipated equity compensation objectives to attract, motivate and retain qualified employees, officers and directors.

Incentive Plan Highlights

The Incentive Plan contains a number of provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

Feature	Description
No “Liberal” Change in Control Definition	The Incentive Plan does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the Incentive Plan to be triggered.

No Automatic “Single-Trigger” Vesting on a Change in Control

The Incentive Plan generally provides for “double-trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards which are assumed in the transaction generally will continue to vest based on continued service, or, if earlier, upon a termination by the Company without cause or by the participant for good reason, within two years after the change in control.

Awards that are not assumed in the transaction would vest on a “single-trigger” basis upon a change in control.

No Liberal Share Recycling	The Incentive Plan prohibits “liberal share recycling”, which means that shares used to pay the exercise price of a stock option, shares used to satisfy a tax withholding obligation with respect to any award, and shares that are repurchased by the Company with stock option proceeds will not be added back to the Incentive Plan. In addition, when a stock appreciation right is settled in shares, all of the shares underlying the stock appreciation right will be counted against the share limit of the Incentive Plan.

No Discounted Stock Options or Stock Appreciation Rights	The Incentive Plan does not permit the use of “discounted” stock options or stock appreciation rights.

No Re-Pricing of Stock Options or Stock Appreciation Rights; No Reload Awards	The Incentive Plan does not permit the “re-pricing” of stock options and stock appreciation rights without stockholder approval. This includes a prohibition on cash buyouts of underwater options or stock appreciation rights and “reloads” in connection with the exercise of options or stock appreciation rights.

No Dividends or Dividend Equivalents on Unvested Awards or on Stock Options/Stock Appreciation Rights	No dividends or dividend equivalents will be paid currently while awards are unvested. Instead, any dividends or dividend equivalents with respect to unvested awards will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance goals). Additionally, no dividend equivalents will be granted with respect to any shares underlying a stock option or stock appreciation right.

A summary of the material terms of the Incentive Plan is provided below..

Summary of the Incentive Plan

Awards and Term of the Incentive Plan

Awards granted under the Incentive Plan may be in the form of stock options (which may be incentive stock options or nonqualified stock options), stock appreciation rights (or “SARs”), restricted shares, restricted share units, and other share-based awards. No awards may be made under the Incentive Plan after September 30, 2031 or such earlier date as the Board of Directors may terminate the Incentive Plan.

Administration

The Incentive Plan will be administered by the Compensation and Management Resources Committee of the Board of Directors (the “Compensation Committee”), or by such other committee or subcommittee as may be appointed by our Board, and which consists entirely of two or more individuals who are “non-employee directors,” within the meaning of Rule 16b-3 under the Exchange Act, and “independent directors,” within the meaning of applicable stock exchange rules. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the Incentive Plan as it deems appropriate and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board of Directors also reserves the authority to administer and issue awards under the Incentive Plan.

Eligibility

The Incentive Plan provides for awards to our non-employee directors and to employees and consultants of the Company and our subsidiaries who are selected by the Compensation Committee, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. It is currently anticipated that approximately seven employees , five non-employee directors, and five consultants will be eligible for awards under the Incentive Plan, at the discretion of the Compensation Committee.

Shares Available

After giving effect to the Plan Amendment, the maximum number of shares that may be issued or transferred with respect to awards under the Incentive Plan is 2,000,000 shares, subject to adjustment in certain circumstances as described below. Shares issued under the Incentive Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled, or surrendered without the issuance of shares generally will again be available for issuance under the Incentive Plan. However, shares used to pay the exercise price of stock options, shares repurchased by the Company with stock option proceeds, and shares used to pay withholding taxes upon exercise, vesting or payment of an award, will not be added back to the share reserve under the Incentive Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the Incentive Plan, regardless of the number of shares used to settle the SAR.

Shares subject to awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company will not count against the share limit above, except as may be required by the rules and regulations of any stock exchange or trading market.

Non-Employee Director Award Limit

The Incentive Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $200,000.

Stock Options

Subject to the terms and provisions of the Incentive Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all of the shares available for issuance under the Incentive Plan may be issued pursuant to incentive stock options), or as non-qualified stock options. Subject to the limits provided in the Incentive Plan, the Compensation Committee or its delegate will determine the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. As of April 19, 2023, the closing price of our common stock as reported on The Nasdaq Stock Market was $2.50 per share. The method of exercising a stock option granted under the Incentive Plan will be set forth in the applicable award agreement and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

The grant of a stock option does not accord the recipient any of the rights of a stockholder, and such rights accrue only after the exercise of the stock option and the registration of shares in the recipient’s name.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the Incentive Plan. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the Incentive Plan, the Compensation Committee may grant or sell restricted shares to plan participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service and/or the achievement of performance objectives and that are subject to restrictions on transferability). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares, except that any dividends with respect to unvested will be accumulated or reinvested in additional restricted shares until the vesting of the award. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Share Units

Under the Incentive Plan, the Compensation Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted share units are not shares and do not entitle the recipients to any of the rights of a stockholder. Restricted share units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The Incentive Plan also provides for grants of other share-based awards under the plan, which may include unrestricted shares or time-based or performance based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, restricted share units or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance objectives). No dividend equivalents shall be granted with respect to shares underlying any stock option or SAR.

Performance Objectives

The plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the Incentive Plan. Performance objectives may relate to the performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies. Any such performance objectives will be based on the achievement of one or more criteria selected by the Compensation Committee, which may include (but shall not be limited to) the following: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre- or after-tax income; net operating profit after taxes; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after dividends); cash-flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels.

Change in Control

The Incentive Plan generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the Incentive Plan are assumed in connection with a change in control, then, except as otherwise provided in the applicable award agreement or in another written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level. Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within two years after the change in control, the participant’s employment is involuntarily terminated without “cause”, or by the participant for “good reason”. Any stock options or SARs that become vested on a “double-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

To the extent outstanding awards granted under the Incentive Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards becoming vested at the “target” level. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

The Compensation Committee has the discretion to determine whether any outstanding awards granted under the Incentive Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the Incentive Plan, a “change in control” generally includes (a) the acquisition of 50% or more of the company’s common stock; (b) a reorganization, merger, consolidation or similar transaction, or a sale of substantially all of the Company’s assets; or (c) the complete liquidation or dissolution of the Company. The full definition of “change in control” is set out in the Incentive Plan.

Whether a participant’s employment has been terminated for “cause” will be determined by the Company. Unless otherwise provided in the applicable award agreement or in an another written agreement with the participant, “cause”, as a reason for termination of a participant’s employment generally includes (a) an intentional act of fraud, embezzlement, theft or any other illegal or unethical act in connection with the performance of the participant’s duties to the Company or a subsidiary that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, or any other terminable offense under the Company’s policies and practices; (b) intentional damage to the Company’s (or a subsidiary’s) assets; (c) conviction of (or plea of nolo contendere to) any felony or other crime involving moral turpitude; (d) improper, willful and material disclosure or use of the Company’s (or a subsidiary’s) confidential information or other willful material breach of the participant’s duty of loyalty to the Company or a subsidiary; (e) a willful, material violation of the Company’s policies and procedures as set out in its employee handbook or a material violation of the Company’s code of conduct that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, monetarily or otherwise; or (f) the participant’s willful failure or refusal to follow the lawful and good faith directions of the Company or a subsidiary.

For purposes of the Incentive Plan, unless otherwise provided in the applicable award agreement or in an another written agreement with the participant, “good reason” generally includes (a) the assignment to the participant of any duties that are materially inconsistent with the Participant’s duties or responsibilities as assigned by the Company or a subsidiary, or any other action by the Company or a subsidiary that results in a material diminution in of the participant’s duties or responsibilities, unless remedied by the Company promptly after receipt of notice from the participant; or (b) any material failure by the Company or a subsidiary to comply with its agreed obligations to the participant, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice from the Participant.

Forfeiture and Recoupment of Awards

Awards granted under the Incentive Plan may be subject to forfeiture or recoupment as provided pursuant to any compensation recovery (or “clawback”) policy that the Company may adopt or maintain from time to time.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the Incentive Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such an equitable, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the Incentive Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the Incentive Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment; Prohibition on Re-Pricing

The Board of Directors may amend, alter or discontinue the Incentive Plan at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules.

Except in connection with a corporate transaction, no award may be amended or otherwise subject to any action that would be treated as a “re-pricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the Incentive Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us.

Restricted Shares. A participant will not recognize taxable income at the time of grant of restricted shares, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares.

Restricted Share Units. A participant will not recognize taxable income at the time of grant of a restricted share unit award. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us.

Other Share-Based Awards and Cash-Based Awards. Generally, participants will recognize taxable income at the time of payment of cash-based awards and at the time of settlement of other share-based awards (with the amount of income recognized pursuant to other share-based awards generally being equal to the amount of cash and the fair market value of any shares delivered under the award).

Tax Deductibility of Compensation Provided Under the Incentive Plan. When a participant recognizes ordinary compensation income as a result of an award granted under the Incentive Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

Further, to the extent that compensation provided under the Incentive Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the Incentive Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission relating to the issuance of the additional 500,000 shares of Common Stock that will be issuable under the Incentive Plan following the effectiveness of the approval of the Plan Amendment. .

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Incentive Plan or the amount of such awards, except as set forth below:

NEW PLAN BENEFITS

Incentive Plan, as amended by Plan Amendment
	Dollar Value ($)	Number of Units
Larry G. Swets, Jr. President and Chief Executive Officer	$1,424,002	504,232

Hassan R. Baqar, Executive Vice President and Chief Financial Officer	$364,000	130,000
Executive Group	1,788,002	634,232
Non-Executive Director Group	$993,304	381,070
Non-Executive Officer Employee Group	$70,000	25,000

APPROVAL OF THE FG FINANCIAL GROUP, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

Overview

On March 24, 2023, our Board and the Majority Stockholder approved by written consent, the FG Financial Group, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”). The ESPP is described in more detail below.

Background and Purpose of the ESPP

The purpose of the ESPP is to provide a means whereby we can align the long-term financial interests of our employees with the financial interests of our stockholders. In addition, our Board believes that the ability to allow our employees to purchase shares of our Common Stock will help us attract, retain, and motivate employees and encourage them to devote their best efforts to our business and financial success. The ESPP will allow us to provide our employees with the opportunity to acquire an ownership interest in our company through their participation in the ESPP, thereby encouraging them to remain in service and more closely aligning their interests with those of our stockholders.

Plan Highlights

Some of the key features of the ESPP include:

●	Each ESPP participant may elect to contribute up to five percent (5%) of the participant’s salary per payroll period to the ESPP.

●	The Company shall make a contribution on behalf of each participant which shall be equal to one hundred percent (100%) of the participant’s contribution.

●	Contributions from the participant and the Company shall be paid in full on behalf of the participant to purchase such number of shares of the Company’s common stock as are required to give effect to the terms of the ESPP.

●	The shares of common stock shall be purchased on the open market on behalf of the participants.

●	No participant shall have any interest or voting right with respect to the shares available under the ESPP until such shares have been purchased and are transferred to such participant.

Description of The ESPP

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex B to this Information Statement and incorporated herein by reference.

Administration

The ESPP shall be administered by a designated administrator (the “Administrator”) and the Company in accordance with its provisions. All costs and expenses of administering the ESPP, except as otherwise set out in the ESPP, will be paid by the Company. Commissions, if any, on the purchase of shares shall be paid by the Company. All brokerage fees and other expenses related to the sale of a participant’s shares shall be charged to the ESPP participant. The Administrator and the Company may, from time to time, establish administrative rules and regulations relating to the operation of the ESPP as they may deem necessary to further the purpose of the ESPP and amend or repeal such rules and regulations. The Company, in its discretion, may appoint a committee for the purpose of interpreting, administering, and implementing the ESPP. The Company may also delegate to any director, officer or employee of the Company any of its administrative duties and powers as it may see fit.

Available Shares

The maximum number of shares that shall be made available for sale under the ESPP shall be 1,000,000 shares, subject to adjustment upon an equity restructuring as provided under the ESPP. If on a given purchase date the number of shares eligible to be purchased exceeds the number of shares then available under the ESPP, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Eligible Employees

An employee shall be eligible for participation in the ESPP on the first day of the month following such employee’s first 30 days of employment with the Company and includes an employee who is an employee of a corporation which has become a subsidiary of the Company, provided that such employee has been employed by such subsidiary for not less than 30 days.

To become a participant, an eligible employee must complete and sign an application in the form prescribed by the Company from time to time and file it with the Company’s human resources department, or such officer or employee of the Company designated by the Company from time to time, and authorize the Company in writing to deduct the contribution from the participant’s adjusted salary. Upon receipt of such application by the company, such employee shall become a participant under the ESPP.

Effective Date, Termination and Amendment

The ESPP will become effective 20 calendar days after this Information Statement is first mailed to the stockholders and shall continue in effect until terminated pursuant to the terms of the ESPP. The Company reserves the right at any time to terminate the ESPP. The Company may amend or suspend, in whole or in part, the ESPP, including such amendments to the ESPP as may be necessary or desirable, in the opinion of the Company, to comply with the rules or regulations of any governmental authority or stock exchange that apply to the ESPP, provided, however, that, any approvals required under any applicable law or the applicable rules of any stock exchange on which shares are listed are obtained; and no such amendment or suspension, unless required by law, shall be made at any time which has the effect of adversely affecting the existing rights of a participant in respect of contributions which have been made, or shares which have been acquired under the ESPP, prior to the date of such amendment or suspension.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission relating to the sale of the 1,000,000 shares of Common Stock that will be available for purchase by participants under the ESPP following the effectiveness of the approval of the ESPP.

New Plan Benefits

Because it is within the discretion of our employees to determine whether and to what extent they will participate in the ESPP, it is not presently possible to determine the number of individuals who may participate in the ESPP in the future or the number of shares that may be purchased by such individuals.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2022 include Larry G. Swets, Jr., our President and Chief Executive Officer, Hassan R. Baqar, our Executive Vice President and Chief Financial Officer, and Brian D. Bottjer, our former Senior Vice President, Chief Accounting Officer, and Secretary.

With respect to executive compensation, the primary goal of our Compensation Committee is to retain and motivate highly skilled executives by aligning their pay with the Company’s performance and stockholder returns. Our compensation consists primarily of five components: (i) base salary, (ii) a discretionary cash bonus, (iii) equity-based incentive awards, (iv) retirement benefits in the form of Company paid matching and profit-sharing contributions to the Company’s 401(k) retirement plan, and (v) premiums paid by the Company on the behalf of our employees for health, dental, life and other ancillary insurance coverage.

Summary Compensation Table

The following table summarizes the compensation for our named executive officers for the years shown.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	All Other Compensation ($)	Total ($)
Larry G. Swets, Jr.(1)	2022	550,000	384,000	54,768	988,768
President & Chief Executive Officer	2021	550,000	165,000	106,248	821,248
Hassan R Baqar(3)	2022	–	384,000	480,000	864,000
Executive Vice President and Chief Financial Officer	2021	–	–	289,359	289,359
Brian D. Bottjer(4)	2022	125,371	-	21,433	146,804
Senior Vice President, Chief Accounting Officer and Secretary	2021	221,212	30,000	32,780	283,992
John S. Hill(5)	2022	-	–	-	-
Former Executive Vice President, & Chief Financial Officer	2021	172,260	–	342,385	514,645

(1)	All other compensation for Mr. Swets represents amounts paid by the Company for 401(k) matching contributions, as well as premiums for medical, dental, life and other ancillary insurance benefits provided to Mr. Swets.

(2)	Bonuses for 2022 includes performance cash bonuses approved by the Compensation Committee on February 17, 2023 in the amount of $20,000 to both Mr. Swets and Mr. Baqar. The bonuses were paid by the Company on March 31, 2023. Effective February 17, 2023, the Company approved 130,000 restricted stock units to be granted to Mr. Swets and 130,000 restricted stock units to be granted to Mr. Baqar, based upon 2022 performance, subject to vesting terms. On the date of the grant, the units had a fair market value of $364,000. As of the date of this information statement filing, the Company had not yet issued the restricted stock units. Cash bonuses for 2021 represent performance bonuses approved by the Compensation Committee on December 17, 2021 and paid to Messrs. Swets and Bottjer on January 15, 2022.

(3)	Mr. Baqar has served as a consultant to the Company since February 2019, through Sequoia Financial LLC (“Sequoia”), an advisory firm for which Mr. Baqar is managing member, at a rate of $10,833 per month, which also included a bonus of $75,000 related to the successful completion of the licensing process for the Company’s insurance subsidiary. Effective August 11, 2021, the Company entered into the Second Amended and Restated Management Services Agreement (the “MSA”) between the Company and Sequoia. The MSA provides that Mr. Baqar will act as the Company’s Chief Financial Officer and will perform services and duties as required by the Company’s Board of Directors and Chief Executive Officer, to whom he shall report. In consideration for the services, the Company has agreed to pay Sequoia $40,000 per month during the term of the MSA, included in the table as other compensation.

(4)	Effective May 26, 2022, Mr. Bottjer resigned from his positions as Senior Vice President, Chief Accounting Officer and Secretary of the Company. All other compensation for Mr. Bottjer represents amounts paid by the Company for 401(k) match, as well as premiums paid for medical, dental, life and other ancillary insurance benefits provided to Mr. Bottjer.

(5)	All other compensation for 2021 represents amounts paid by the Company for 401(k) match, medical, dental, life and other ancillary insurance benefits provided to our former Chief Financial Officer, Mr. Hill, and one private business membership to encourage entertainment of business colleagues and customers, interactions with others within professional, business, and local communities and holding business meetings at a convenient offsite location. For 2021, all other compensation is as follows: 401(k) match, medical, dental, life, and other ancillary insurance benefits, $40,669; private business membership, $1,716; and severance of $300,000. Pursuant to a separation agreement and general release entered into between the Company and Mr. Hill, the Company agreed to pay severance to Mr. Hill in the amount of $300,000, of which $99,000 was paid bi-monthly from August 6, 2021, through December 31, 2021, with the remainder, or $201,000 paid, in lump-sum on January 15, 2022.

Executive Officer Appointments and Employment Agreements

Effective December 2, 2019, the Board promoted Mr. Bottjer to Senior Vice President and Controller of the Company. The employment agreement provided for an annual base salary of $250,000 to Mr. Bottjer, effective upon his appointment to Chief Accounting Officer on July 29, 2021. Pursuant to his employee agreement, Mr. Bottjer became eligible to receive an annual bonus, payable in cash and/or through awards based on the equity in the Company, and subject to the achievement of the performance criteria, as determined by the Compensation Committee. Mr. Bottjer is also eligible to participate in the Company’s benefit programs available generally to executive employees of the Company.

In the event Mr. Bottjer is terminated by the Company without cause, the Company will pay him an amount equal to 12 months of his base salary in effect at the time of the termination or the original base salary set forth in the Employment Agreement, whichever is greater, over 12 months, in accordance with the Company’s normal payroll practices. If Mr. Bottjer is terminated for cause or voluntarily resigns, he will not be entitled to any severance under the Employment Agreement. For purposes of his Employment Agreement, “cause” exists if Mr. Bottjer (i) acts dishonestly or engages in willful misconduct, (ii) breaches his fiduciary duties, (iii) intentionally fails to perform duties assigned to him, (iv) is convicted or enters a plea of guilty or nolo contendere with respect to any felony crime involving dishonesty or moral turpitude or (v) breaches his obligations under the Employment Agreement. The Employment Agreement contains customary non-competition and non-solicitation covenants.

Effective May 26, 2022, Mr. Bottjer resigned from his positions as Senior Vice President, Chief Accounting Officer and Secretary of the Company.

Effective August 6, 2021, Mr. Hill retired from all positions with the Company. Pursuant to a separation agreement and general release entered into between the Company and Mr. Hill, the Company agreed to pay severance to Mr. Hill in the amount of $300,000, of which $99,000 was paid bi-monthly from August 6, 2021 through December 31, 2021, with the remainder, or $201,000 paid, in lump-sum on January 15, 2022. The Company also agreed to cover the cost of health insurance coverage for Mr. Hill through December 31, 2021. Also, on August 6, 2021, the Compensation Committee of the Board approved the immediate vesting of 17,400 RSUs previously granted to Mr. Hill. Furthermore, on August 13, 2021, the Company paid to Mr. Hill approximately $16,000, representing the balance of his unused vacation time.

On June 18, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”) with Itasca Financial LLC (“Itasca Financial”), an advisory and investment firm founded by Mr. Swets in 2005, pursuant to which Mr. Swets would provide the services described on behalf of Itasca Financial. The Consulting Agreement provided that Mr. Swets act as the Company’s Interim Chief Executive Officer. In consideration for the services, the Company paid Itasca Financial $111,333 during the term of the Consulting Agreement. The Consulting Agreement was terminated on November 10, 2020, with Mr. Swets’ appointment as CEO.

In connection with Mr. Swets’ appointment as CEO, the Company entered into an executive employment agreement with Mr. Swets, dated and effective as of November 10, 2020 (the “Swets Agreement”). The Swets Agreement has a three-year term and is subject to automatic three-year renewals, unless either party provides 60 days’ prior written notice of his or its intention, as applicable, not to renew such term. Under the Swets Agreement, Mr. Swets is entitled to an annual base salary of $550,000 until such time as the Board determines future compensation based on Swets’ performance or other merit-based criteria.

In the event that the Company terminates Mr. Swets without cause, subject to Mr. Swets’ execution of a general release of waiver and claims in favor of the Company and such general release becoming fully irrevocable, Mr. Swets will be entitled to severance consisting of two years of annual base salary continuation and benefits continuation to the extent permitted by, and in accordance with, the Company’s applicable health and welfare plans. In the event that the parties mutually agree to terminate Mr. Swets’ employment regardless of the reason, subject to Mr. Swets’ execution of a general release and such general release’s becoming fully irrevocable, Mr. Swets will be entitled to severance consisting of one year of annual base salary continuation and benefits continuation to the extent permitted by, and in accordance with, the Company’s applicable health and welfare plans. The Swets Agreement also provides that Mr. Swets is subject to post-termination confidentiality covenants.

On January 18, 2021, Company entered into an Equity Award Letter Agreement (the “Letter Agreement”) with Mr. Swets, pursuant to which the Company clarified its intention to grant an additional 370,000 stock options, restricted shares or restricted stock units pursuant to a future award (the “Future Award”), subject to the approval of an amended and/or new equity plan, among other conditions. Specifically, under the Letter Agreement, no such Future Award may be granted until there is a determination by the Compensation Committee of the specific vesting and other terms of the award, and an amended and/or new equity plan, in a form to be prepared and reviewed by the Board, has been approved by the Board and stockholders of the Company that authorizes a sufficient number of shares of common stock to make such Future Award.

Mr. Swets will remain a director of the Company if he is continued to be elected by its stockholders and will forgo the compensation of board fees while serving as CEO.

Mr. Baqar had served as a consultant to the Company since February 2019 through Sequoia, an advisory firm for which Mr. Baqar is managing member, at a rate of $10,833 per month. Effective August 6, 2021, Mr. Baqar, was appointed our Chief Financial Officer pursuant to the MSA agreement. In consideration for these services, the Company has agreed to pay Sequoia $40,000 per month during the term of the MSA. The initial term of the MSA is twelve months unless terminated earlier as described below. Unless either party to the MSA provides the other with ninety days written notice, the MSA will renew for a subsequent twelve-month period. If the MSA is terminated by Mr. Baqar for “Good Reason,” payment for the remainder of the full term will be provided in lump sum to Mr. Baqar at the time of termination. The Company may terminate the MSA for “Cause,” at any time upon fifteen days’ prior written notice. Upon termination by the Company for Cause, payment will stop immediately upon the effective date of termination. If the Agreement is terminated by either party without Cause or Good Reason prior to the end of the term, payment for the remainder of the term will be provided to Mr. Baqar subject to a maximum of three months.

In addition, the Company shall pay all of Mr. Baqar’s reasonable expenses associated with the performance of the duties as Chief Financial Officer.

The MSA contains a customary confidentiality provision and a six-month post-termination of the MSA restriction against both soliciting employees and independent contractors of the Company and inducing them to terminate their relationship with the Company.

Cash Bonuses

On January 15, 2022, the Company paid bonuses in the amount of $165,000 to Mr. Swets and $30,000 to Mr. Bottjer based upon performance in 2021. The bonuses were approved by the Compensation Committee on December 17, 2021. On February 17, 2023 the Compensation Committee approved cash bonuses in the amount of $20,000 to both Mr. Swets and Mr. Baqar, based upon performance in 2022. The bonuses were paid by the Company on March 31, 2023

Share Bonuses

Effective February 17, 2023, the Company approved 130,000 restricted stock units to be granted to Mr. Swets and 130,000 restricted stock units to be granted to Mr. Baqar, based upon 2022 performance, subject to vesting terms. On the date of the grant, the units had a fair market value of $364,000. As of the date of this information statement filing, the Company had not yet issued the restricted stock units.

Retirement Benefits

The Company matches the contributions of each of its employees to the Company’s 401(k) Plan. Matching contributions equal 100% of the first 3% of pay and 50% of the next 2% of pay to the extent such contributions are not in excess of the Internal Revenue Code limits on contributions to Section 401(k) plans. Under the 401(k) Plan, the Company may make additional matching contributions or other profit-sharing contributions at its discretion. There were no discretionary contributions in 2021 or 2022.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2022, the number of shares of common stock underlying awards outstanding under the 2021 Plan, the 2018 Plan, and the Company’s Amended and Restated 2014 Equity Incentive Plan (“2014 Plan”), as well as the number of shares remaining available for issuance under the 2021 Plan. No more awards may be made under the 2018 Plan or the 2014 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	477,880	$–	1,233,446
Equity compensation plans not approved by security holders	–	–	–
Total	477,880	$–	1,233,446

1.	Includes 3,999 common shares to be issued upon vesting of restricted stock units issued under our 2014 Plan; includes 77,327 common shares to be issued upon vesting of restricted stock units and 130,000 common shares to be issued upon vesting of stock options issued under our 2018 Plan; and includes 266,554 common shares to be issued upon vesting of restricted stock units issued under our 2021 Plan.

2.	Represents shares available for future issuance under the 2021 Plan.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows the number of outstanding equity awards that are held by our named executive officers as of December 31, 2022. Messrs. Bottjer and Baqar did not hold any equity awards as of December 31, 2022 and 2021.

			Option awards
Name	Number of shares of common stock underlying unexercised options (#) exercisable		Number of shares of common stock underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration Date
Larry G. Swets, Jr.	130,000	(1)	–	–	$3.38	01/11/2031

(1)

The option vests with respect to 20% of the total number of shares covered thereby on each of the first five anniversaries of the grant date, which was January 12, 2021, if Mr. Swets remains in the Company’s continuous service through each applicable vesting date, and the Company’s book value per share has increased by 15% from the previous year.

On January 18, 2021, the Company entered into the “Letter Agreement with Mr. Swets, pursuant to which the Company clarified its intention to grant an additional 370,000 stock options, restricted shares or restricted stock units pursuant to a future award subject to the approval of an amended and/or new equity plan, among other conditions.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Employment Agreements between the Company and each of Messrs. Swets and Bottjer provide for payments by the Company in connection with a termination of employment.

In the event Messrs. Swets or Bottjer is terminated by the Company without cause, then the Company will pay Messrs. Swets or Bottjer, as applicable, 24 months and 12 months, respectively, of base salary in effect at the time of the termination or the original base salary set forth in the Employment Agreement, whichever is greater, payable by the Company over a 24-month (in the case of Mr. Swets) or 12-month (in the case of Mr. Bottjer) period in accordance with the Company’s normal payroll practices. If Messrs. Swets or Bottjer is terminated for cause or voluntarily resigns, he will not be entitled to any severance under the Employment Agreement. For purposes of their respective Employment Agreements, “cause” will exist if Messrs. Swets or Bottjer (i) acts dishonestly or engages in willful misconduct, (ii) breaches his fiduciary duties, (iii) intentionally fails to perform duties assigned to him, (iv) is convicted or enters a plea of guilty or nolo contendere with respect to any felony crime involving dishonesty or moral turpitude, and/or (v) breaches his obligations under the Employment Agreement. Furthermore, “cause” will exist under Mr. Swets’ employment agreement if Mr. Swets’ refuses to follow the written direction of the Board, unless such directions are, in the reasonable written opinion of legal counsel, illegal or in violation of applicable law.

In connection with Mr. Bottjer’s resignation effective May 26, 2022, the employment agreement which previously existed between the Company and Mr. Bottjer was terminated.

In connection with Mr. Hill’s retirement effective August 6, 2021, and a separation and general release entered into between the Company and Mr. Hill, the employment agreement which previously existed between the Company and Mr. Hill was terminated.

Equity Incentive Plans

As of December 31, 2022, the Company had equity grants outstanding under each of its 2021, 2018 and 2014 Plans. Each of the plans contain certain provisions concerning the vesting and termination of equity awards granted under the plans upon a termination of employment or upon a change in control. The Company’s award agreements entered into under each plan also contain provisions concerning the vesting and termination of the RSUs granted thereunder.

2021 and 2018 Plans

The 2021 and 2018 Plan each generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under either Plan are assumed in connection with a change in control, then, except as otherwise provided in the applicable award agreement or in another written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level. Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within two years after the change in control, the participant’s employment is involuntarily terminated without “cause”, or by the participant for “good reason”. Any stock options or SARs that become vested on a “double-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

To the extent outstanding awards granted under either Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards becoming vested at the “target” level. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

The Compensation Committee has discretion to determine whether any outstanding awards granted under each Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the Plans, a “change in control” generally includes (a) the acquisition of 50% or more of the company’s common stock; (b) a reorganization, merger, consolidation or similar transaction, or a sale of substantially all of the Company’s assets; or (c) the complete liquidation or dissolution of the Company.

Whether a participant’s employment has been terminated for “cause” will be determined by the Company. Unless otherwise provided in the applicable award agreement or in an another written agreement with the participant, “cause”, as a reason for termination of a participant’s employment generally includes (a) an intentional act of fraud, embezzlement, theft or any other illegal or unethical act in connection with the performance of the participant’s duties to the Company or a subsidiary that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, or any other terminable offense under the Company’s policies and practices; (b) intentional damage to the Company’s (or a subsidiary’s) assets; (c) conviction of (or plea of nolo contendere to) any felony or other crime involving moral turpitude; (d) improper, willful and material disclosure or use of the Company’s (or a subsidiary’s) confidential information or other willful material breach of the participant’s duty of loyalty to the Company or a subsidiary; (e) a willful, material violation of the Company’s policies and procedures as set out in its employee handbook or a material violation of the Company’s code of conduct that the Company determines, acting in good faith, has materially injured or is highly likely to materially injure the Company, monetarily or otherwise; or (f) the participant’s willful failure or refusal to follow the lawful and good faith directions of the Company or a subsidiary.

For purposes of the Plans, unless otherwise provided in the applicable award agreement or in an another written agreement with the participant, “good reason” generally includes (a) the assignment to the participant of any duties that are materially inconsistent with the Participant’s duties or responsibilities as assigned by the Company or a subsidiary, or any other action by the Company or a subsidiary that results in a material diminution in of the participant’s duties or responsibilities, unless remedied by the Company promptly after receipt of notice from the participant; or (b) any material failure by the Company or a subsidiary to comply with its agreed obligations to the participant, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company promptly after receipt of notice from the Participant.

The award agreements entered into under the 2021 Plan and 2018 Plan also contain provisions concerning the vesting and termination of the awards subject to the agreements. Under the 2018 Plan, except as described above with respect to a change in control, un-exercisable stock options, unless otherwise provided in the applicable award agreement, are generally forfeited automatically upon termination of employment prior to a vesting date, unless (i) the Compensation Committee, in its discretion, provides for the full or partial acceleration of vesting and exercisability of the option in connection with the termination, or (ii) the termination is due to the grantee’s death or disability, in which case the unvested options will automatically become vested and exercisable upon termination. The stock options that are exercisable at the time of termination of employment expire (a) twelve months after the termination of employment by reason of death or disability or (b) three months after the termination of employment for other reasons. Upon the termination of a grantee’s employment for cause (as defined under the 2018 Plan), all of the grantee’s vested and unvested options automatically terminate. Under each Plan, with respect to unvested restricted shares and RSUs, unless otherwise provided in the applicable award agreement, unvested restricted shares and restricted share units that have not yet vested are generally forfeited automatically in the event of the termination of the grantee’s employment for any reason prior to a vesting date, unless (i) the Compensation Committee, in its sole discretion, provides for the full or partial acceleration of vesting of the restricted shares or restricted share units, as applicable, in connection with the termination, or (ii) the termination is due to the grantee’s death or disability, in which case the unvested restricted shares or restricted share units, as applicable, will automatically become vested in full.

The Compensation Committee has discretion to determine the form, amount and timing of each award granted under the 2021 Plan and all other terms and conditions of the award, including, without limitation, the form of the agreement evidencing the award. As such, future awards granted under the 2021 Plan may be subject to additional terms providing for accelerated vesting, pay outs or termination of the award upon a termination of employment or a change in control of the Company.

Amended and Restated 2014 Equity Incentive Plan

Under the 2014 Plan, upon a change in control of the Company, our Board of Directors (as constituted immediately prior to such change in control) may, in its discretion, (i) require that shares of the Company resulting from such change in control, or a parent corporation thereof, be substituted for some or all of the common shares subject to an outstanding award granted under the 2014 Plan, with an appropriate and equitable adjustment as shall be determined by the Board, and/or (ii) require outstanding awards granted under the 2014 Plan, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive: (1) a cash payment in an amount equal to the aggregate number of common shares then subject to the portion of any stock option surrendered multiplied by the excess, if any, of the fair market value (as defined under the 2014 Plan) of a common share as of the date of the change in control, over the exercise price per common share subject to such stock option; (2) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such change in control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (1) above; or (3) a combination of the payment of cash pursuant to clause (1) above and the issuance of shares pursuant to clause (2) above.

A “change in control” under the 2014 Plan generally means (i) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of the then outstanding common shares or the combined voting power of the then outstanding securities of the Company, with certain exceptions; (ii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless (A) the Company’s current beneficial owners retain more than 50% of the Company’s outstanding shares and combined voting power following such transaction, (B) no new individual entity or group will beneficially own 50% or more of the Company’s outstanding shares or combined voting power following such transaction, or (C) current members of the Board will constitute at least a majority of the board following such transaction; or (iii) the consummation of a plan of complete liquidation or dissolution of the Company.

The Company has RSU awards outstanding that were issued under the 2014 Plan and no outstanding stock option awards. The Company’s RSU agreements entered into with Mr. Hill and non-employee directors under the 2014 Plan generally provide that the RSUs granted thereunder remain restricted until the applicable vesting date set forth in the agreement. In the event the grantee’s employment with the Company or service on the Company’s board of directors, as applicable, is terminated due to the grantee’s death or disability (as defined under the 2014 Plan) prior to one or more of the vesting dates, all unvested RSUs will vest as of the date of death or the date the grantee is determined to be experiencing a disability. In addition, in the event the grantee’s employment with the Company or service on the Company’s board of directors, as applicable, is terminated by the Company or by the grantee for any reason other than death or disability (as defined under the 2014 Plan), all unvested RSUs granted under the agreement will be forfeited as of the date of termination.

In addition to the general provisions described above, the RSU agreements entered into by the Company in connection with the share matching arrangements for the Company’s non-employee directors (other than Mr. Wollney) on December 15, 2017 contain special acceleration and termination provisions. The agreements for the non-employee directors provide that the vesting of the RSUs granted thereunder is subject to the director’s continued service on the board through the applicable vesting date, provided that if a director makes himself available and consents to be nominated by the Company for continued service but is not nominated by the Board for election by the stockholders, other than for good reason as determined by the Board in its discretion, then such director’s RSUs will vest in full as of his last date of service as a director with the Company.

Retirement of CFO

Upon the retirement of our former Chief Financial Officer, John S. Hill, effective August 6, 2021, the Compensation Committee approved the accelerated vesting of RSUs granted by the Company to Mr. Hill on May 29, 2015, December 15, 2017, and August 22, 2018. Accordingly, on August 6, 2021, 17,400 unvested RSUs held by Mr. Hill vested in full, with each RSU representing one share of the Company’s common stock.

Director Compensation

Under our director compensation program, we provide compensation to our non-employee directors. Directors who are employees of the Company do not receive compensation for their service as directors. The director compensation program in effect as of July 27, 2021 was adopted to remain competitive in attracting and retaining qualified board members and to better align director compensation to other public companies of comparable size to the Company. The terms of the program were as follows:

●	Each non-employee director receives an annual cash retainer of $50,000, paid in quarterly installments;

●	The Chairman of the Board receives an additional annual cash retainer of $75,000, paid in quarterly installments;

●	The Chairman of the Reinsurance and Risk Committee receives an additional cash retainer of $75,000, paid in quarterly installments;

●	The Chairman of the Audit Committee receives an additional cash retainer of $15,000, paid in quarterly installments;

●	The Chairman of the Compensation Committee as well as the Chairman of the Nominating Committee each receives an additional cash retainer of $5,000, paid in quarterly installments;

●	Each of the members of the Audit, Compensation, and Nominating Committees (excluding the Chairman of each of those committees), receives an additional cash retainer of $2,000, paid in quarterly installments;

●	Each non-employee director receives an annual grant of restricted stock units (“RSUs”) with a value of $50,000; and

●	Each non-employee director will receive reimbursement of reasonable out-of-pocket expenses for attending board and committee meetings.

RSUs granted to our directors vest in five equal annual installments, beginning with the first anniversary of the grant date, provided that, if the director makes him or herself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated by the Board for election by stockholders, other than for good reason as determined by the Board in its discretion, then the next 20% tranche of RSUs shall vest as of the director’s last date of service as a director of the Company.

The Company’s 2021 Equity Incentive Plan (the “2021 Plan”) provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $200,000.

The following table sets forth information with respect to compensation earned by each of our non-employee directors for the year ended December 31, 2022. Mr. Swets, who served as a director for all of 2022, did not receive any compensation for his service as a director, as he concurrently served as Chief Executive Officer of the Company. For more information, see “Compensation of Executive Officers—Summary Compensation Table.”

Non-Employee Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
D. Kyle Cerminara	125,000	414,000	539,000
Rita Hayes	52,000	50,000	102,000
Richard E. Govignon, Jr.	52,000	50,000	102,000
E. Gray Payne	62,000	50,000	112,000
Scott D. Wollney	69,000	50,000	119,000

1.	In addition to their compensation, directors are reimbursed for travel and other reasonable out-of-pocket expenses related to their attendance at Board or committee meetings, or for other travel on behalf of the Company. These expenses have not been included in the table above.

2.

Stock awards represent the aggregate grant date fair value of 31,645 RSUs granted to each non-employee director on August 19, 2022. The aggregate grant date fair value for the RSUs has been presented in the table above in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The RSUs were valued using the closing price of the Company’s common shares on Nasdaq on the grant date. The RSUs vest in five equal annual installments, beginning one year from the date of grant, provided that, if the director makes themselves available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated by the Board for election by stockholders, other than for good reason as determined by the Board in its discretion, then the next 20% tranche of RSUs shall vest as of the director’s last date of service as a director of the Company.

Effective February 17, 2023, the Company approved 130,000 restricted stock units to be granted to Mr. Cerminara based upon 2022 performance, subject to vesting terms. On the date of the grant, the units had a fair market value of $364,000. As of the date of this filing, the Company had not yet issued the restricted stock units.

The aggregate numbers of stock awards and option awards outstanding for each director as of December 31, 2022 were as follows:

●	Mr. Cerminara – 52,699 RSUs.
●	Ms. Hayes – 53,714 RSUs.
●	Mr. Govignon – 40,340 RSUs.
●	General Payne – 52,699 RSUs.
●	Mr. Swets – 4,231 RSUs (excludes a stock option granted to Mr. Swets for his service as the Company’s CEO; see “Compensation of Executive Officers”).
●	Mr. Wollney – 52,699 RSUs.

2022 Grants of Restricted Stock Units

On August 19, 2022, the Compensation Committee granted 31,645 RSUs with a value of $50,000 to all five of the Company’s non-employee directors. The RSUs vest in five equal annual installments, subject to the director’s continued service on the Board, beginning with the first anniversary of the grant date.

The award agreements for each of the RSU grants made during 2022 discussed above also provide that if a director makes herself or himself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated by the Board for election by stockholders, other than for good reason, as determined by the Board in its discretion, then the next 20% tranche of RSUs shall vest as of the director’s last date of service as a director of the Company. The Board’s practice has been to accelerate vesting of all of a director’s RSUs, upon the director’s termination of service.

Pay Versus Performance

The following pay versus performance disclosure is new this year, as required by rules recently adopted by the SEC in the fall of 2022. The disclosure required for smaller reporting companies, like the Company, consists of a Pay Versus Performance table and reconciliation of the information reported in the table. The SEC believes this disclosure will help stockholders better evaluate the link between executive pay and performance, both for the Company on a stand-alone basis and as compared to other publicly traded companies.

The pay versus performance table is highly regulated and requires pay disclosure that is significantly different than what we have customarily provided in the Summary Compensation Table and the other executive compensation tables in prior years. The table currently provides SEC mandated compensation data for fiscal years 2021 and 2022 for our Named Executive Officers (“NEOs”), along with certain financial performance measures. In reviewing the table, our stockholders should note the following:

The amounts in columns (b) and (d) of the table are taken from or derived directly from the total compensation paid to the relevant NEOs as reported in this year’s or prior years’ Summary Compensation Tables;

The “compensation actually paid” in columns (c) and (e) represents a new type of compensation disclosure mandated by the SEC, the intent of which is to try and isolate the amount of compensation earned by the relevant NEO(s) in each year. To calculate “compensation actually paid,” we are required to start with the totals for that year as reported in the Summary Compensation Table, deduct the Summary Compensation Table values for stock and option awards, and then add back amounts for new and previously outstanding stock and option awards in a manner mandated by the SEC. The disclosure and calculations are complex and can be confusing, and the amounts determined in accordance with the rules often bear no relation to the money or the economic value received or monetized by a particular NEO in the given year. We therefore caution that the term “compensation actually paid” should not be read literally and does not actually reflect the “take home” amounts received by our NEOs in a given year;

The SEC rules require that we include in the Pay Versus Performance table information regarding our U.S. GAAP net income results. U.S. GAAP net income was not a performance metric in any of our compensation programs and did not affect the compensation awarded to our NEOs for the years covered by the Pay Versus Performance Table. We are nonetheless required to include such information in the table and we urge our investors to keep in mind that U.S. GAAP net income did not drive the amount of pay awarded to or realized by our NEOs.

Pay Versus Performance Table

	(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non -PEO NEOs	Average Compensation Actually paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income available to Maiden Common Shareholder (in thousands)
Larry G. Swets Jr.	2022	$988,768	$988,768	-	-	$59	$1,088
President & Chief Executive Officer	2021	$821,248	$674,706	-	-	$76	$(7,188)

Hassan R. Baqar	2022	-	$-	$864,000	864,000	$59	$1,088
Executive Vice President and Chief Financial Officer	2021	-	$-	$289,359	289,359	$76	$(7,188)

Brian D. Bottjer	2022	-	$-	$146,804	146,804	$59	$1,088
Former Senior Vice President, Chief Accounting Officer and Secretary	2021	-	$-	$283,992	283,992	$76	$(7,188)

John S. Hill	2022	-	-	-	-	$59	$1,088
Former Executive Vice President, & Chief Financial Officer	2021	-	$-	$514,645	514,645	$76	$(7,188)

1.	Messre. Swets served as the Company’s Chief Executive Officer for the entirety of 2022 and 2021. Messre Baqar served as the Company’s Chief Financial Officer Since August 11, 2021 . Messre Hill served as Company’s Chief Financial Officer till August 10, 2021. Messre Bottjer served as Company’s Chief Accounting officer for the entirety of 2021 and till May 26, 2022.

2.	To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Swets, Baqar, Hill and Bottjer is set forth in the table immediately following these footnotes.

3.	Pursuant to rules of the SEC, the illustration assumes $100 was invested on December 31, 2020 in our Common Shares. Historic common share price performance is not necessarily indicative of future common share price performance.

To calculate the amounts reported in the “Compensation Actually Paid” columns in the table above, the following amounts were deducted from and added to (as applicable) our NEOs total compensation as reported in the Summary Compensation Table (“SCT”) for our named executive officers as of December 31, 2022:

			Less:	Plus:	Plus (less):
Name	Fiscal Year	SCT Total (a)	SCT Share Awards (b)	Fair Value of Restricted Shares Units (“RSU”) Granted in the Covered Year(c)	Change in Fair Value of Unvested RSUs from Covered Years (d)	Fair Value of RSU Granted and Vested in the covered year (e)	Change in Fair Value of RSUs from Prior Years that Vested in the Covered Year (f)	Change in Fair Value of Unvested RSUs from the Prior Years (g)	Compensation Actually Paid
Larry G. Swets Jr.	2022	$988,768	-	-	-	-	-	-	$988,767
	2021	$821,248	(146,542)	-	-	-	-	-	$674,706

Hassan R. Baqar	2022	$864,000	-	-	-	-	-	-	$864,000
	2021	$289,359	-	-	-	-	-	-	$289,359

Brian D. Bottjer	2022	$146,804	-	-	-	-	-	-	$146,804
	2021	$283,992	-	-	-	-	-	-	$283,992

John S. Hill	2022	$-	-	-	-	-	-	-
	2021	$514,645	-	-	-	-	-	-	$514,645

a.	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.

b.	Represents the grant date fair value of the option award granted to Mr. Swets during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes. The option award becomes vested and fully exercisable in 20% increments on each anniversary of the grant date, provided that Mr. Swets remains in the continuous service of the Company through each applicable vesting date and that the Company’s book value per share shall have increased by 15% or more as compared to the Company’s book value per share as of the fiscal year end prior.

c.	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested RSU granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

d.	Represents the change in fair value during the indicated fiscal year of each RSU that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes. No RSUs were granted to named PEO or the NEOs in 2021 or 2022

e.	Represents the fair value at vesting of the RSU that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes. No RSUs were granted or vested in 2021 and 2022 for the named PEO or the NEOs.

f.	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each RSU that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes. No RSUs were granted to the PEO or the NEOs in 2021 or 2022.

g.	Represents the fair value as of the last day of the prior fiscal year of the share awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of April 3, 2023, by:

●	Each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;
●	Each of our directors and named executive officers; and
●	All of our current directors and executive officers as a group.

The number and percentages of shares beneficially owned are based on 9,437,659 shares of common stock outstanding as of April 3, 2023. Information with respect to beneficial ownership has been furnished by each director, executive officer and beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and requires that such persons have voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying warrants, options and RSUs held by each such person that are exercisable or vest within 60 days of April 3, 2023 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated below, the address for each beneficial owner is c/o FG Financial Group, Inc., 104 S Walnut, Unit 1A, Itasca, IL, 60143.

	Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Shares
5% Beneficial Owners
Fundamental Global GP, LLC(1) 108 Gateway Blvd., Suite 204, Mooresville, NC 28117	5,619,111	59.5%
Named Executive Officers and Directors
Larry G. Swets, Jr., President, Chief Executive Officer and Director	49,220	*
Hassan R. Baqar, Executive Vice President, Chief Financial Officer	71,561	*
D. Kyle Cerminara, Chairman of the Board(1)(2)	5,644,698	59.8%
Rita Hayes, Director	15,336	*
E. Gray Payne, Director	15,588	*
Scott D. Wollney, Director	18,588	*
Richard E. Govignon, Jr., Director	2,174	*
Current Executive Officers and Directors as a Group (8 individuals)(2)	5,817,165	61.6%

* Less than 1.0%

1.	Fundamental Global GP, LLC (referred to therein as “FG”) shares voting and dispositive power with respect to 5,619,111 shares of common stock. Financial Holdings, LLC (“FGH”), which is managed by Fundamental Global GP, LLC shares voting and disposition power with respect to 5,619,111 shares of common stock. Information regarding beneficial ownership of our common stock by FG and its affiliates is included herein in reliance on a Form 4 filed with the SEC on December 6, 2022 . Mr. Cerminara is Chief Executive Officer of FG and manager of FGH.. Due to his positions with FG and affiliated entities, Mr. Cerminara may be deemed to be beneficial owner of the shares of the Company’s common stock disclosed as directly owned by FGH.. The business address for Mr. Cerminara is 108 Gateway Blvd., Suite 204, Mooresville, North Carolina 28114.

2.	Includes 5,619,111 shares reported as beneficially owned by FG and its affiliates, of which Mr. Cerminara is deemed to have beneficial ownership by virtue of his positions with FG, as discussed in footnote 1.

DESCRIPTION OF SECURITIES

The following summarizes the terms and provisions of the common stock and 8.00% Cumulative Preferred Stock, Series A, of FG Financial Group, Inc., a Nevada corporation. The common stock and 8.00% Cumulative Preferred Stock, Series A are both registered under Section 12(b) of the Exchange Act. The following summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Authorized Capital

The Company’s authorized capital stock consists of 200,000,000 shares of which (i) 100,000,000 shares are designated as shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) 99,000,000 shares are designated as shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) and (iii) 1,000,000 shares are designated as cumulative preferred stock, par value $25.00 per share, (which shall be referred to herein as the “8.00% Cumulative Preferred Stock, Series A” or the “Series A Preferred Stock”).

Under Nevada law, stockholders generally are not personally liable for a corporation’s acts or debts.

Common Stock

Exchange and Trading Symbol

The Common Stock is listed for trading on the Nasdaq Global Market tier of the Nasdaq Stock Market under the trading symbol “FGF.”

Rights, Preferences and Privileges

All outstanding shares of our Common Stock are duly authorized, fully paid and nonassessable. Holders of shares of our Common Stock have no conversion, preemptive or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock or any series of our Preferred Stock that the Company may designate and issue in the future.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. A stockholder meeting quorum consists of a majority of voting power, represented in person or by proxy. There is no cumulative voting with respect to the election of directors. Directors are elected annually by a plurality of the votes cast by the holders of Common Stock. Except for the approval required to amend the Company’s Articles of Incorporation or the Bylaws and except as otherwise required by law, all other matters brought to a vote of the holders of Common Stock are determined by a majority of the votes cast, and, except as may be provided with respect to any other outstanding class or series of the Company’s stock, the holders of shares of Common Stock possess the exclusive voting power.

Dividends

Subject to preferences that may be applicable to any outstanding shares of Preferred Stock (including the Series A Preferred Stock), the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all of the Company’s known debts and liabilities and after adequate provision has been made for each class of stock having preference over the Common Stock, if any.

Preferred Stock

The Board of Directors of the Company is permitted, subject to any limitations prescribed by applicable law and without further approval or action by the holders of Common Stock, to issue up to 99,000,000 shares of Preferred Stock in one or more series. As of April 3, 2023, no shares of Preferred Stock have been issued.

The Board of Directors may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The rights of the holders of Common Stock are generally be subject to the prior rights of the holders of any outstanding shares of Preferred Stock with respect to dividends, liquidation preferences and other matters.

Series A Preferred Stock

The Board of Directors of the Company is permitted, subject to any limitations prescribed by applicable law and without further approval or action by the holders of Common Stock, to issue up to 1,000,000 shares of Series A Preferred Stock, of which 894,580 shares have been issued and are outstanding as of April 3, 2023. The rights, preferences, privileges, qualifications, restrictions, limitations and other terms of the Series A Preferred Stock are set forth in the Company’s Articles of Incorporation. The original issue date of the Series A Preferred Stock was February 28, 2018.

Exchange and Trading Symbol

The Series A Preferred Stock is listed for trading on the Nasdaq Global Market tier of the Nasdaq Stock Market under the trading symbol “FGFPP.”

Rights and Preferences

The Series A Preferred Stock is fully paid and non-assessable. Holders of the Series A Preferred Stock do not have preemptive or similar rights to acquire any of the Company’s capital stock. Holders do not have the right to convert Series A Preferred Stock into, or exchange Series A Preferred Stock for, shares of any other class or series of shares or other securities of the Company. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of the Company to redeem or purchase the Series A Preferred Stock. The rights, preferences and privileges of the holders of Series A Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock that the Company may designate and issue in the future that ranks senior to the Series A Preferred Stock.

Ranking

The Series A Preferred Stock ranks senior to the Common Stock and any other junior stock (as defined in the Articles of Incorporation) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, equally with any parity stock (as defined in the Articles of Incorporation) of the Company, including any series of Preferred Stock that the Company may issue the terms of which provide that they rank equally with the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up, and junior to any series of Preferred Stock that the Company may issue in the future the terms of which provide that they rank senior to the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon the Company’s liquidation, dissolution or winding-up.

Dividends

Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of lawfully available funds for the payment of dividends, cumulative cash dividends from the original issue date at the rate of 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). Dividends on the Series A Preferred Stock are payable quarterly on the 15th day of March, June, September and December of each year, commencing on June 15, 2018 (each, a “dividend payment date”). In the event that the Company issues additional shares of Series A Preferred Stock after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date that the Company specifies at the time such additional shares are issued.

Dividends, if so declared, are payable to holders of record of the Series A Preferred Stock as they appear on the Company’s books on the applicable record date, which is March 1, June 1, September 1 and December 1, as applicable, immediately preceding the applicable dividend payment date (each, a “dividend record date”). These dividend record dates apply regardless of whether a particular dividend record date is a business day (as defined in the Articles of Incorporation). As a result, holders of shares of Series A Preferred Stock are not entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced on and included the original issue date of the Series A Preferred Stock and ended on and excluded the June 15, 2018 dividend payment date. Dividends payable on the Series A Preferred Stock are computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.

No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors (or a duly authorized committee thereof) or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of the Company, including any agreement relating to the Company’s indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, is payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock is first credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof has been set aside or contemporaneously is set apart for payment for all past dividend periods):

●	no dividend shall be declared or paid or set aside for payment upon the Common Stock, or any other junior stock (other than a dividend payable solely in Common Stock or other junior stock), nor shall any distribution be declared or made upon the Common Stock or any other junior stock;

●	no Common Stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, or (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of such stock (it being understood that the provisions of this bullet point shall not apply to grants or settlements of grants pursuant to any equity compensation plan adopted by the Company); and
●	no shares of Series A Preferred Stock or parity stock shall be repurchased, redeemed or otherwise acquired for consideration by the Company other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any parity stock, all dividends declared upon the Series A Preferred Stock and any party stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such parity stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such parity stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

Liquidation Rights

Upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the preferential rights of the holders of any class or series of capital stock that the Company may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidating distribution in the amount equal to the liquidation preference of $25.00 per share of Series A Preferred Stock, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, but before any distribution of assets is made to holders of Common Stock or any class or series of the Company’s capital stock it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

In any such distribution, if the Company’s assets are not sufficient to pay the liquidation distributions in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation distributions of those holders. In any such distribution, the liquidation distribution to any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation distributions have been paid in full to all holders of shares of the Series A Preferred Stock and any holders of shares of parity stock and shares ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding-up, the holders of the Company’s other classes of capital stock will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.

A consolidation or merger involving the Company with any other entity, including the consolidation or merger in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale or transfer of all or substantially all of the property and assets of the Company for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

The Series A Preferred Stock is not redeemable prior to February 28, 2023. On and after that date, the Series A Preferred Stock will be redeemable at the Company’s option, in whole or in part, upon not less than 30 days nor more than 60 days’ written notice, at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Holders of the Series A Preferred Stock have no right to require the redemption of the Series A Preferred Stock.

In connection with any redemption of Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock is held in book-entry form through The Depository Trust Company, or “DTC,” the Company may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

●	the redemption date;
●	the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder;
●	the redemption price;
●	that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series A Preferred Stock for payment of the redemption price; and
●	if applicable, that such redemption is being made in connection with a change of control and, in that case, a brief description of the transaction or transactions constituting such change of control.

In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.

If notice of redemption of any shares of Series A Preferred Stock has been given and if the Company has irrevocably set aside the funds necessary for such redemption, then, from and after the redemption date (unless the Company shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its junior stock); provided, however, that the Company may purchase or acquire shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

The Company’s ability to redeem the Series A Preferred Stock as described above may be limited by the terms of agreements governing the Company’s existing and future indebtedness and by the provisions of other existing and future agreements.

Voting Rights

Holders of Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise from time to time provided by law, nor do the holders of the Series A Preferred Stock receive any notice of a meeting or vote by the Company’s common stockholders.

In any matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock is entitled to one vote for each $25.00 of liquidation preference.

So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock and each other class or series of voting parity stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a single class) (a) authorize, create, or issue, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or (b) amend, alter or repeal the Articles of Incorporation, whether by way of a merger, consolidation, transfer or conveyance of all or substantially all of the Company’s assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (b) above, so long as any shares of Series A Preferred Stock remain outstanding with the terms thereof unchanged or the holders of shares of Series A Preferred Stock receive capital stock of the successor with substantially identical rights (taken as a whole), taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of such Event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (b) above. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event set forth in (b) above or the $25.00 liquidation preference per share of the Series A Preferred Stock pursuant to the occurrence of any of the Events set forth in (b) above, then such holders will not have any voting rights with respect to the Events set forth in (b) above. Moreover, if any Event set forth in (b) above would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock disproportionately relative to other classes or series of parity stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class, will also be required.

Holders of the Series A Preferred Stock are not entitled to vote with respect to (x) any increase in the total number of authorized shares of parity stock or junior stock of the Company, or (y) any increase in the amount of the authorized Series A Preferred Stock or the creation or issuance of any other class or series of parity stock or junior stock, and any such authorization, creation or issuances will not be deemed to adversely affect the rights of the holders of the Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption and irrevocable instructions have been given to the paying agent to pay the redemption price and all accrued and unpaid distributions on the Series A Preferred Stock.

Book Entry

The Series A Preferred Stock is represented by a global security deposited with and registered in the name of Cede & Co. as DTC’s nominee. DTC is the depository for the Series A Preferred Stock. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities are shown on, and transfers of the global securities are made only through, records maintained by DTC and its participants.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

VStock Transfer, LLC is the transfer agent and registrar for the Common Stock and Series A Preferred Stock and the dividend disbursing agent and redemption agent for the Series A Preferred Stock

Anti-Takeover Effects of Provisions of Nevada Law and the Company’s Articles of Incorporation and Bylaws Nevada Revised Statutes (as amended, the “NRS”)

Nevada “Combinations With Interested Stockholders” Statutes

The Nevada “Combination With Interested Stockholders” Statutes, NRS 78.411 et seq., provides that an interested stockholder cannot engage in specified business combinations with a corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the combination or transaction by which the person first became an interested stockholder was approved by the corporation’s board of directors before the person became an interested stockholder; or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders. At the expiration of the two-year waiting period, no proposed combinations with an interested stockholder may occur unless (a) the combination or transaction was approved by the board before the stockholder became an interested stockholder; (b) the combination is approved by a majority of the corporation’s disinterested stockholders at an annual or special meeting; or (c) the combination meets certain statutory requirements for specifying a premium transaction price.

These statutes do not apply to (i) a person who has been an interested stockholder for 4 or more years; (ii) any combination with a person who was an interested stockholder on January 1, 1991; (iii) any combination of a corporation which adopts an amendment to its articles of incorporation, approved by the holders of a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders, expressly electing not to be governed by these statutes. Such an amendment would not be effective until 18 months after the stockholder vote and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment; (iv) when the person became an interested stockholder inadvertently.

A “combination” is generally defined to include mergers or consolidations of the corporation or any subsidiary of the corporation with an interested stockholder or an entity that is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder, or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada “Acquisition of Controlling Interest” Statutes

Under the Nevada “Acquisition of Controlling Interest” Statutes, NRS 78.378 et seq., if a person acquires 20% or more of the voting shares of the corporation, stockholders have the right to regulate that person’s voting rights. The acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected, excluding those shares voted by any interested stockholder. An “interested stockholder” under these statutes includes an acquiring person, an officer or a director of the corporation, or an employee of the corporation.

If provided in a corporation’s articles or bylaws, a corporation may redeem the control shares at the average price paid by the acquiring person if the majority of disinterested stockholders do not grant full voting rights to the control shares or the acquiring person fails to submit an offer statement to the corporation. Conversely, if the stockholders grant full voting rights, disinterested dissenting stockholders may obtain payment of the fair value of their shares.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. The Articles of Incorporation do not contain any specific provisions that depart from the provisions of the NRS but the Bylaws expressly elect not to be governed by these provisions of the NRS. Accordingly, the control share statutes will not be applicable to us unless our Bylaws are amended in accordance with applicable law and the Bylaws and Articles of Incorporation to remove our election to opt out of the application of the statutes.

Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation and Bylaws include anti-takeover provisions that:

●	authorize the Board of Directors, without further action by the stockholders, to issue shares of Preferred Stock in one or more series, and with respect to each series, to fix the number of shares constituting that series, and establish the rights and terms of that series;
●	establish advance notice procedures for stockholders to submit nominations of candidates for election to the Board of Directors to be brought before a stockholders meeting;
●	allow the Company’s directors to establish the size of the Board of Directors and fill vacancies on the Board created by an increase in the number of directors (subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances);
●	do not provide stockholders cumulative voting rights with respect to director elections;
●	provide that special meetings of the stockholders may be called only by or at the direction of the Board of Directors or at the request of 50% or more of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote on any issue contemplated to be considered at such proposed special meeting;
●	require the approval of a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors to amend the Articles of Incorporation; and
●	allow the Board of Directors to make, alter or repeal the Company’s Bylaws but only allow stockholders to amend the Bylaws upon the approval of a majority of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors.

Provisions of the Company’s Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in the Company’s control or change in the Company’s Board of Directors or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that the Company’s stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of the Common Stock.

Authorized and Unissued Shares

The Company’s authorized and unissued shares of Common Stock are available for future issuance without stockholder approval except as may otherwise be required by applicable stock exchange rules or Nevada law. The Company may issue additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee and consultant compensation. The existence of authorized but unissued shares of Common Stock could render more difficult, or discourage an attempt, to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The Company’s Articles of Incorporation authorizes the issuance of “blank check” Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Company’s Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value, voting power or other rights of holders of Common Stock. In addition, the Board of Directors may, under certain circumstances, issue Preferred Stock in order to delay, defer, prevent or make more difficult a change of control transaction such as a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management of the Company, even if those events were favorable to the interests of the Company’s stockholders.

REQUISITE VOTE OBTAINED

Pursuant to the NRS and our Articles of Incorporation, the affirmative vote of the holders of shares in the Company representing at least a majority of the voting power is sufficient to approve the Plan Amendment and the ESPP, which vote was obtained by the written consent of the Majority Stockholder as described herein. As a result, the Plan Amendment and the ESPP have been approved and no further votes will be needed.

NO DISSENTER’S RIGHT OF APPRAISAL

Under the NRS, stockholders are not entitled to appraisal rights with respect to either the approval of the Plan Amendment or the adoption and approval of the ESPP..

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q, respectively, with the Securities and Exchange Commission (“SEC”). Copies of such filings, including this Information Statement, can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website (http://www.sec.gov) that contains the filings of issuers that file electronically with the SEC through the EDGAR system. Copies of such filings may also be obtained without charge by writing to the Company at FG Financial Group, Inc., 104 S. Walnut Street, Unit 1A, Itasca, IL 60143.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at FG Financial Group, Inc., 104 S. Walnut Street, Unit 1A, Itasca, IL 60143, Attention: Secretary.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
President, Chief Executive Officer and Director

ANNEX A

FG Financial Group Inc.

2023 Employee Share Purchase Plan, Effective [   ],

1.	PURPOSE

The FG Financial Group Inc. 2023 Employee Share Purchase Plan (the “Plan”) has been established to enable eligible employees of the Company to acquire Common Shares in FG Financial Group, Inc. in a convenient and systematic manner, so as to encourage continued employee interest in the operation, growth and development of the Company, to provide an additional investment opportunity to employees and to align the interests of such employees with those of FGF shareholders. Effective [  ], the Plan as set forth herein to allow Qualifying Participants to be eligible for matching Company Contributions that will be combined with Participant Contributions to purchase Shares under the Plan. The Company does not intend for the Plan to qualify as an employee stock purchase plan under Section 423 of the U.S. Internal Revenue Code of 1986, as amended.

2.	DEFINITIONS AND INTERPRETATION

2.1	“Account” means the account maintained by the Administrator in respect of each Participant as described in Section 7.

2.2	“Adjusted Salary” means the regular salary, wages and commissions, if any, payable to a Participant by the Company for the Participant’s service, excluding any bonuses or other compensation.

2.3	“Administration Agreement” means the agreement referred to in Section 11.

2.4	“Administrator” means the person, company or firm which has been appointed by the Company under Section 11 to maintain an account and to hold Shares as Administrator for Participants, and with whom the Company enters into a Services Agreement with respect thereto.

2.5	“Board” means the Board of Directors of FGF.

2.6	“Company” means FG Financial Group, Inc. and each of its Subsidiaries (unless such Subsidiary has been designated by the Board as ineligible to participate in the Plan) and their respective successors and assigns, so long as they remain Subsidiaries on a consolidated basis, or each of them, as applicable.

2.7	“Company Contribution” means the amount of money paid by the Company under the Plan in respect of a Qualifying Participant as described in Section 5.

2.8	“Contribution” means Company Contributions and Participant Contributions.

2.9	“Employee” means a regular employee of the Company working at least 30 hours per week, but for greater certainty, does not include contract, part-time, or retired employees of the Company, employees receiving long-term disability payments or employees on unpaid leaves of absence.

2.10	“FGF” means FG Financial Group, Inc..

2.11	“Nonqualifying Participant” means a Participant (i) who, subject to Section 5.2, has not completed at least 12 months of employment as an Employee as of the applicable payroll date or (ii) who has elected a Release of Shares from such Participant’s Account within five years prior to the applicable payroll date.

2.12	“Participant” means an Employee who has applied and agreed to participate in the Plan in accordance with the terms of the Plan and procedures established by the Administrator and FGF.

2.13	“Participant Contribution” means the amount of money contributed by a Participant to the Plan as described in Section 4.

2.14	“Plan” means this FG Financial Group, Inc. Employee Share Purchase Plan described herein and includes all amendments thereto.

2.15	“Qualifying Participant” means a Participant who is not a Nonqualifying Participant.

2.16	“Release” means a withdrawal of Shares from a Participant’s Account as described in Sections 8

2.17	and 9.

2.18	“Shares” means the Common Shares in the capital of FGF, and includes any shares of FGF into which such shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed pursuant to a reorganization.

2.19	“Subsidiary” means a subsidiary of FGF.

Unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

This Plan is established under the laws of the State of Nevada and the rights of all parties and the interpretation of each and every provision of the Plan shall be governed and construed in accordance with the laws of the State of Nevada, except to the extent the Plan or the Shares are subject to applicable U.S. federal law.

3.	ELIGIBILITY AND PARTICIPATION

3.1	An Employee shall be eligible for participation in the Plan on the first day of the month following such Employee’s first 30 days of employment with the Company.

3.2	An Employee who is an employee of a corporation which has become a Subsidiary of FGF is eligible for participation in the Plan provided that such Employee has been employed by such Subsidiary for not less than 30 days.

3.3	To become a Participant, an eligible Employee must complete and sign an application in the form prescribed by the Company from time to time and file it with the Company’s Human Resources department, or such officer or employee of the Company designated by the Company from time to time, and authorize the Company in writing to deduct the Participant Contribution from the Participant’s Adjusted Salary. Upon receipt of such application by the Company, such Employee shall become a Participant under the Plan. Notwithstanding the foregoing, no Employee shall be entitled to enroll in the Plan or acquire Shares under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its employees.

3.4	The Company will provide each Participant with the following:

(a)	a written explanation of the pertinent provisions of the Plan (including amendments thereto applicable to the Participant), together with a written explanation of the rights and duties of a Participant; and

(b)	any other information regarding the Plan required to be provided, and in a manner prescribed, under any applicable laws.

3.5	If a Participant’s employment with the Company terminates for any reason and the Participant is subsequently rehired, the Participant may resume his or her participation in the Plan as of the first day of the month following 30 days of subsequent employment; provided that if the Participant is reemployed less than 90 days after his or her termination date, the Committee may permit the Participant to resume his or her participation earlier than the first day of the month following 30 days of subsequent employment.

4.	PARTICIPANT CONTRIBUTIONS

4.1	A Participant may elect to contribute as the Participant Contribution under the Plan an amount for each regular payroll period; provided, however, that such amount shall not be greater than five percent (5%) of the Adjusted Salary of the Participant for the applicable payroll period. Such election shall initially be made by the Participant by completing, signing and filing with the Company an application in the form and manner prescribed by the Company as contemplated by Section 3.4.

4.2	Subject to Section 4.1, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan at any time by completing, signing and filing an authorization in the form prescribed by the Company from time to time.

4.3	Subject to the foregoing, the effective date of any initial election, change, suspension or resumption of Participant Contributions under this Section 4 shall be governed by regular payroll input deadlines of the Company.

4.4	All Participant Contributions shall be deducted by the Company out of each regular payroll payment and shall be paid to the Administrator and applied in accordance with Section 6.1.

5.	COMPANY CONTRIBUTIONS

5.1	Company Contributions as described herein shall be made on the date of each Participant Contribution only in respect of those Qualifying Participants who have made a Participant Contribution as of to such date. Company Contributions vest on the date made by the Company.

5.2	The amount of the Company Contribution made on behalf of each Qualifying Participant shall be equal to 100% of the Participant Contribution made by such Qualifying Participant for the applicable payroll period. For purposes of clarity, the allocation of the Company

5.3	Contributions pursuant to this Section 5.2 shall equate to a 50% discount in the purchase price per Share acquired by a Participant..

5.4	Company Contributions on behalf of a Qualifying Participant shall be paid by the Company on behalf of the Participant to the Administrator at the time of the payments made pursuant to Section 4.4 and applied in accordance with Section 6.1.

5.5	Company Contributions shall be additional remuneration to the Qualifying Participant which the Qualifying Participant directs to be paid to the Administrator and applied in accordance with Section 6.1. By participating in the Plan, the Qualifying Participant acknowledges that the full amount of Company Contribution shall be paid and applied on behalf of the Qualifying Participant in accordance with the Plan and that any income tax or other statutory or other payroll deductions in respect of Company Contributions shall be deducted from regular payroll payments to the Participant.

5.6	If a Participant elects a Release from his or her Account, such Participant will become a Nonqualifying Participant and shall be ineligible to receive Company Contributions for a period of five years from the date of such Release. This Section 5.5 shall not apply to a Participant whose Shares are released from his or her Account upon a termination of employment pursuant to Section 9.1.

6.	PURCHASE AND ALLOCATION OF SHARES

6.1	Participant Contributions and Company Contributions shall be paid in full on behalf of the Participants to purchase, as soon as administratively practicable after the date of such Contributions, such number of Shares of FGF as are required to give effect to the terms of the Plan. The purchase price for such Shares shall be equal to the market price of such Shares on the NASDAQ at the time of acquisition.

6.2	Such Shares will be acquired by the Administrator on the open market on behalf of the Participants as fully paid and non-assessable Shares of FGF through the services of a duly registered stockbroker.

6.3	The shares purchased with Participant Contributions and Company Contributions in accordance with Section 6.1 shall be allocated to the Participants in accordance with the respective Contributions made by each such Participant and the Company. Such allocation shall be expressed in terms of whole numbers and fractional parts of Shares.

6.4	In the event that dividends are paid on Shares held in the Participant’s account, such dividends will be credited to the Participant’s Account. Dividend funds, if applicable, will be reinvested and used to purchase additional Shares as soon as is reasonably practicable after receipt of the funds. The purchase price for such Shares shall be the prevailing market price at the time of such purchase.

6.5	The maximum number of Shares that shall be made available for sale under the Plan shall be 1,000,000 Shares, subject to adjustment upon an Equity Restructuring as provided in Section 15. If on a given purchase date the number of Shares eligible to be purchased exceeds the number of Shares then available

6.6	under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

6.7	No Participant shall have any interest or voting right with respect to Shares available under the Plan until such Shares have been purchased and are transferred to such Participant.

7.	ACCOUNTING

The Administrator shall maintain an account for each Participant in such a way that the interests of each Participant in the Plan in respect of Participant Contributions and Company Contributions may be ascertained. Such individual accounts shall be posted periodically. The Account will reflect Shares purchased by Participant Contributions and Company Contributions which have been allocated to such Account.

8.	RELEASE OF SHARES

8.1	A Participant may, subject to this Section and Section 13.5, elect to receive certificates or other evidence representing Shares in the Participant’s Account (a “Release”). Such Release shall require prior written notice to the Administrator of at least fourteen (14) days. Except as set out in Section 9 or unless otherwise determined by the Company, a Participant may not make such election more than once in any four-month period.

8.2	Subject to Section 8.1, a Participant who has notified the Administrator that the Participant wishes to withdraw the whole or a part of the Shares in the Participant’s Account shall be entitled to receive such Shares (provided the Release is in respect of at least ten (10) Shares or, if less, all of the Shares held in the Participant’s Account), computed to the date the notice is received by the Administrator. A share certificate or other evidence representing the appropriate number of Shares, registered in the name of such Participant or to an account for which the Participant is the beneficial holder, will be provided to the Participant. If such Participant is withdrawing the entire Account and is entitled to a fraction of a Share upon such Release, an amount equal to the value of such fraction shall be paid to the Participant in cash. At the Participant’s option, the Administrator:

(a)	may sell Shares in the Participant’s Account, in which case a Release will be comprised of the proceeds of such sale less all applicable taxes; or

(b)	may transfer Shares to a brokerage account in the Participant’s name.

8.3	The Company shall arrange to provide statements to Participants describing the particulars of each Release.

9.	DISTRIBUTION ON TERMINATION OF EMPLOYMENT

9.1 Upon the termination of employment of any Participant with the Company for any reason, all Participant Contributions and Company Contributions on behalf of the Participant shall cease and the Company may, in its sole discretion, provide for all of the Shares credited to the Participant’s Account to be Released.

9.2 Unless the Participant makes an election in accordance with Section 8.2 or Section 9.1, within 60 days of the date of termination a certificate or other evidence representing such Shares, registered in the name of such Participant, or in such name as the Participant may direct, shall be mailed to the Participant.

If the Participant shall be entitled to a fraction of a Share upon such termination, an amount equal to the value of such fraction shall be paid to such Participant in cash.

10.	SALE OF COMPANY

If the Participant’s employer ceases to be a subsidiary of FGF, such Participant shall be entitled to retain any Common Shares held in his or her Account. However, such Participant shall no longer be entitled to make Participant Contributions or receive Company Contributions pursuant to Section 4 or Section 5.

11.	THE ADMINISTRATOR

The Company shall appoint a person, firm or company to serve as the Administrator under the Plan. The Company and the Administrator shall enter into an agreement (the “Administration Agreement”), which shall provide for the application of amounts received to purchase Shares. The Administration Agreement shall provide that the Administrator holds such Shares as agent for the Participants in accordance with the Plan. The Administration Agreement shall contain such other terms and provisions, not inconsistent with the Plan, as the Company shall approve. The Company shall have the right, at any time and from time to time, to remove from office the Administrator under the Plan and to appoint another Administrator in its stead in accordance with the terms of the Administration Agreement.

12.	ADMINISTRATION

The Plan shall be administered by the Administrator and the Company in accordance with its provisions. All costs and expenses of administering the Plan, except as otherwise set out in the Plan, will be paid by the Company. Commissions, if any, on the purchase of Shares shall be paid by the Company. All brokerage fees and other expenses related to the sale of a Participant’s Shares shall be charged to such Participant. The Administrator and the Company may, from time to time, establish administrative rules and regulations relating to the operation of the Plan as they may deem necessary to further the purpose of the Plan and amend or repeal such rules and regulations. The Company, in its discretion, may appoint a committee for the purpose of interpreting, administering, and implementing the Plan. The Company may also delegate to any director, officer or employee of the Company any of its administrative duties and powers as it may see fit.

13.	GENERAL PROVISIONS

13.1	The Administrator shall distribute to each Participant a statement of the Participant’s account balances in the Participant’s Account quarterly or on such other periodic basis as the Administrator determines to be appropriate.

13.2	The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, except upon death or upon mental incompetency, or as otherwise specifically permitted herein. To the extent permitted by the Administrator, a Participant may file a written designation of a beneficiary who shall receive, in the event of the Participant’s death, (i) the Shares, if any, purchased by the Participant and held in an account for such Participant’s benefit and/or (ii) any cash credited to such participant’s Account. Such beneficiary designation may be changed by the Participant at any time by written notice given to the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, or to the extent the Administrator does not permit Participants to designate beneficiaries under the Plan, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant or otherwise in accordance with the applicable laws of descent and distribution.

13.3	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Employee’s employment with the Company. No Employee, Participant or other person shall have any claim or right to participate under the Plan. Participation in this Plan shall not affect the right of the Company to terminate the employment of a Participant. Neither any period of notice, if any, nor any payment in lieu thereof, or combination thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

13.4	The Plan and the implementation thereof is subject to such governmental and stock exchange approvals or consents that now or in the future are applicable. As a condition of participating in the Plan, each Participant agrees to comply with all laws, rules and regulations which may apply in connection with the Plan and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

13.5	The Company may adopt and apply rules that, in its opinion, will ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax, including on the amount, if any, includable in income of a Participant. The Company shall have the right in its discretion to satisfy withholding tax liability by retaining or purchasing Shares acquired by a Participant under the Plan.

14.	VOTING OF SHARES IN THE PLAN

14.1	The Administrator shall furnish each Participant with a copy of a notice of each meeting of shareholders of FGF and other material sent to holders of Shares.

14.2	A Participant may provide instruction as to the voting of Shares at any meeting at which the holders of Shares are entitled to vote in respect of the number of whole Shares standing to the Participant’s credit in the Participant’s Account. Such instruction must be given on a proxy form provided by the Administrator.

15.	EQUITY RESTRUCTURINGS

Subject to any required action by the shareholders of FGF, in connection with the occurrence of an Equity Restructuring, the Shares available under the Plan, the number and type of securities that may be purchased under the Plan and the purchase price thereof shall be equitably adjusted. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which FGF does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources FGF is relinquishing in such transaction) between FGF and its shareholders, such as a share split, spin-off, rights offering, nonrecurring share dividend or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of FGF) or the Share price (or other securities) and causes a change in the per Share value.

16.	TERM OF PLAN; AMENDMENT OR TERMINATION OF THE PLAN

16.1	The Plan, as set forth herein, shall become effective as of [ ], subject to approval by the shareholders of FGF. It shall continue in effect until terminated pursuant to Section 16.3.

16.2	Notwithstanding the above, the Plan is expressly made subject to the approval of the shareholders of FGF through the written majority shareholder consent.. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the listing rules of the Nasdaq. If the Plan is not so approved by the shareholders, this Plan shall not come into effect.

16.3	The Company reserves the right at any time to terminate the Plan. The Company may amend or suspend, in whole or in part, the Plan, including such amendments to the Plan as may be necessary or desirable, in the opinion of the Company, to comply with the rules or regulations of any governmental authority or stock exchange that apply to the Plan, provided, however, that:

(a)	any approvals required under any applicable law or the applicable rules of any stock exchange on which Shares are listed are obtained; and

(b)	no such amendment or suspension, unless required by law, shall be made at any time which has the effect of adversely affecting the existing rights of a Participant in respect of Contributions which have been made, or Shares which have been acquired under the Plan, prior to the date of such amendment or suspension.

Annex B

AMENDMENT NO.1

TO

FG FINANCIAL GROUP, INC.

2021 EQUITY INCENTIVE PLAN

Effective Date: [  ], 2023

FG Financial Group, Inc., a Nevada corporation (the “Company”), adopted the 2021 Equity Incentive Plan on October 1, 2021 (as amended from time to time, the “Plan”).

Prior to this Amendment No. 1 to the Plan (“Amendment No.1”), the number of shares of common stock, par value $0.001 per share (the “Shares”), of the Company reserved under the Plan was 1,500,000.

The Board of Directors of the Company (the “Board”) may, with stockholder approval, amend the Plan to increase the number of authorized Shares reserved for issuance under the Plan.

The Board, having obtained the requisite stockholder approval, has determined that it is advantageous to the Company and necessary to attract and retain the best available personnel to amend the Plan to increase the number of Shares reserved for issuance under the Plan.

Now, therefore, the Plan is hereby amended as follows:

1. Sections 3(a) of the Plan shall be amended and restated as follows:

“a. Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 2,000,000 Shares. All of the Shares authorized for grant under the Plan may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 14.”

Except as expressly set forth in this Amendment No. 1, all other terms and conditions set forth in the Plan shall remain in full force and effect. Each capitalized term used and not defined herein shall have the meaning set forth in the Plan.